UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

HALLIBURTON COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-03492	75-2677995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East,	Houston,	Texas	77032
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (281) 871-2699
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.50 per share	HAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition

On January 24, 2023, registrant issued a press release entitled “Halliburton Announces Fourth Quarter 2022 Results and Increases Dividend."

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES FOURTH QUARTER 2022 RESULTS AND INCREASES DIVIDEND
•Net income of $0.72 per diluted share.
•Operating margin of 17.5%, increased 460 basis points year-over-year.
•Full year revenue of $20.3 billion, increased 33% year-over-year.
•Full year operating income of $2.7 billion, increased 50% year-over-year.
•2023 first quarter dividend increases by 33% to $0.16 per share.

HOUSTON – January 24, 2023 – Halliburton Company (NYSE: HAL) announced today net income of $656 million, or $0.72 per diluted share, for the fourth quarter of 2022. This compares to net income for the third quarter of 2022 of $544 million, or $0.60 per diluted share. Halliburton's total revenue for the fourth quarter of 2022 was $5.6 billion compared to total revenue of $5.4 billion in the third quarter of 2022. Operating income was $976 million in the fourth quarter of 2022 compared to operating income of $846 million in the third quarter of 2022.

Total revenue for the full year of 2022 was $20.3 billion, an increase of $5.0 billion, or 33% from 2021. Operating income for 2022 was $2.7 billion, and adjusted operating income was $3.1 billion, excluding impairments and other charges, compared to operating income of $1.8 billion for 2021.

“Halliburton’s execution in 2022 demonstrated the earnings power of our strategy, and I expect this earnings power to strengthen in 2023 and beyond. Both operating divisions delivered strong margins in the international and North America markets,” commented Jeff Miller, Chairman, President and CEO.

“I am pleased to announce that our Board has adopted a capital returns framework and an increase in our dividend to sixteen cents ($0.16) per share beginning this quarter. This capital returns framework, our dividend increase, and the share buy backs we made during the fourth quarter demonstrate Halliburton’s confidence in our business, customers, employees, and value proposition.

“I am confident in Halliburton’s strong outlook and ability to generate increased returns for shareholders. Halliburton's exceptional financial performance is a clear result of executing our strategic priorities - to maximize value in North America, deliver profitable international growth and drive capital efficiency,” concluded Miller.

Operating Segments

Completion and Production

Completion and Production revenue in the fourth quarter of 2022 was $3.2 billion, an increase of $46 million, or 1%, when compared to the third quarter of 2022, while operating income was $659 million, an increase of $76 million, or 13%. These results were driven by weather related lower stimulation activity offset by improved pricing, service efficiency and activity mix in North America land, as well as higher completion tool sales and cementing activity globally.

Drilling and Evaluation

Drilling and Evaluation revenue in the fourth quarter of 2022 was $2.4 billion, an increase of $179 million, or 8%, when compared to the third quarter of 2022, while operating income was $387 million, an increase of $62 million, or 19%. These results were due to increased drilling-related services, testing services, and year-end software sales internationally and higher project management activity in Mexico.

Geographic Regions

North America

North America revenue in the fourth quarter of 2022 was $2.6 billion, a 1% decrease when compared to the third quarter of 2022. This decrease was primarily driven by weather related lower stimulation activity and artificial lift activity in North America land. These decreases were partially offset by improved activity across multiple product service lines in the Gulf of Mexico.

International

International revenue in the fourth quarter of 2022 was $3.0 billion, a 9% increase when compared to the third quarter of 2022.

Latin America revenue in the fourth quarter of 2022 was $945 million, an increase of 12% sequentially, due to higher activity across multiple product service lines in Mexico, higher completion tool sales in the region, increased pressure pumping services in Argentina, and improved well construction services in Colombia. Partially offsetting these increases was lower fluids activity in Guyana.

Europe/Africa revenue in the fourth quarter of 2022 was $657 million, an increase of 3% sequentially, primarily driven by higher completion tool sales, testing services, and well intervention services across the region, along with increased drilling-related services in West Africa. These increases were partially offset by lower activity in Norway and decreased pipeline services across the region.

Middle East/Asia revenue in the fourth quarter of 2022 was $1.4 billion, a 10% increase sequentially, primarily resulting from higher drilling and evaluation services across the region, increased cementing activity in the Middle East, and higher completion tool sales in Saudi Arabia and United Arab Emirates. Partially offsetting these increases was lower completion tool sales in Qatar.

Other Financial Items

Halliburton's board of directors has declared a 2023 first quarter dividend of sixteen cents ($0.16) per share on the Company’s common stock payable on March 29, 2023, to shareholders of record at the close of business on March 1, 2023.

Selective Technology & Highlights

•Halliburton entered into drilling and wells alliance agreements with Aker BP, Noble, and Odfjell Drilling to extend their alliance for another five-years. The jack-up alliance comprises Noble Corporation, Halliburton and Aker BP. The Semi Alliance comprises Odfjell Drilling, Halliburton and Aker BP. Through the last five years the Jack-up Rig Alliance and the Semi Rig Alliance have delivered over 100 wells on the Norwegian shelf.

•Halliburton announced a successful installation of the industry's first single trip, electro-hydraulic wet connect in deepwater for Petrobras in Brazil - a significant achievement in downhole electric completion technology. The Halliburton Fuzion® EH electro-hydraulic downhole wet-mate connector helps increase well recovery factors by maintaining integrity of Halliburton's SmartWell® completion systems throughout the well's lifecycle.

•Halliburton introduced the NeoCem™ E+ and EnviraCem™ cement barrier systems as an expansion of their portfolio of high-performance, reduced Portland cement systems. NeoCem E+ cement contains a 50 percent or greater reduction of mass cement while EnviraCem cement contains a 70 percent or greater reduction of mass cement. Portland cement reduction in barrier systems helps customers lower carbon emission baselines and provides engineered systems with enhanced sheath performance.

•Halliburton introduced the BrightStar® look-ahead resistivity service, a novel solution that reveals the path ahead of the drill bit to enable proactive drilling decisions. The BrightStar service incorporates data, calculations, and visualization technology to reduce operational risks in unknown environments and provide operators higher confidence to avoid unwanted formation exits. The BrightStar service provides reservoir insight of the trajectory ahead and detects changes in formation resistivity, reducing the uncertainty of formation boundary positions.

•Halliburton introduced the FloConnect® Surface Automation Platform, a fully automated and scalable solution for efficient and safe surface well testing operations. An industry first, the FloConnect platform controls, measures, and analyzes surface well testing through automated workflows. The innovative platform facilitates a collaborative work environment and provides operators with superior well controllability, process safety, flow assurance, and emissions quantification. It also allows data access in real time, process monitoring, and control from a command center or remote location.

•Petrobras recognized Halliburton as its best supplier in the “Drilling and Completion Services” category. The award recognizes suppliers who presented a differentiated performance in the supply of goods and services in the year 2021 - 2022, considering the requirements of quality, HSE, management, delivery deadlines, compliance and integrity in the business carried out with Petrobras.

•Halliburton was named to the 2022 Dow Jones Sustainability Indices (DJSI), which recognizes the top 10% most sustainable companies per industry. The DJSI uses environmental, social and governance (ESG) criteria to measure and rank the performance of best-in-class companies selected for its list. When compared to its peers, Halliburton ranked in the 98th percentile among its peers and received high marks in the Human Capital Development, Risk & Crisis Management, and Business Ethics categories.

•Halliburton Labs announced it selected three new companies to participate in its collaborative environment to advance cleaner, affordable, and reliable energy. As Halliburton Labs participants, Matrix Sensors, Renew Power Systems (RPSi), and SunGreenH2 will receive access to a broad range of industrial capabilities, technical expertise, and mentorships to scale their respective businesses.

•Halliburton and Aker BP collaborated to develop Field Development Planning, a DecisionSpace® 365 solution to optimize the development of entire oil and gas fields. By automating the entire process, Halliburton and Aker BP aim to save time, optimize engineering efficiency, and increase the quality of field development. At the heart of that collaboration is Digital Well Program®, a DecisionSpace® 365 solution, which enabled engineers to minimize well design time from several weeks to a day. Halliburton’s solution can aggregate data from multiple sources and offer accurate proposals for the optimal development plan for a specific field based on, among other things, economics, technical capabilities, and CO2 emissions.

•Halliburton executed the first fully automated drilling run in Kuwait delivering the landing section in record time. The remotely controlled LOGIX® Autonomous Drilling Platform, in combination with other carefully selected tools, delivered multiple record-breaking results for the field, in addition to lower overall well construction costs for the customer.

•Halliburton recently completed its 400th FlexRite® -multibranch inflow control (MIC) system installation in the North Sea. This system allows a multilateral well to be completed with sand screens, swellable packers, inflow control devices (ICDs), and interval control valves (ICVs) to help increase reservoir exposure and maximize production from each multilateral leg. Production or injection can be managed and controlled at each individual lateral, independent of all other lateral legs.

•Halliburton announced its VersaFlex® Expandable Liner Hanger system was selected and installed more than 1,000 times in Norway over the past 17 years. VersaFlex technology helps operators in Norway reach new levels of operating efficiency by delivering purposed technology with distinctive service quality. Unlike typical liner hanger systems, VersaFlex has no packer element or slips, which increases reliability of running liners and other deployed solutions to depth.

About Halliburton

Halliburton is one of the world’s leading providers of products and services to the energy industry. Founded in 1919, we create innovative technologies, products, and services that help our customers maximize their value throughout the life cycle of an asset and advance a sustainable energy future. Visit us at www.halliburton.com; connect with us on Facebook, Twitter, LinkedIn, Instagram and YouTube.

Forward-looking Statements

The statements in this press release that are not historical statements, including statements regarding future financial performance and our intentions with respect to our shareholder return framework, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: changes in the demand for or price of oil and/or natural gas, including as a result of development of alternative energy sources, general economic conditions such as inflation and recession, the ability of the OPEC+ countries to agree on and comply with production quotas, or other causes; changes in capital spending by our customers; the modification, continuation or suspension of our shareholder return framework, including the payment of dividends and purchases of our stock, which will be subject to the discretion of our Board of Directors and may depend on a variety of factors, including our results of operations and financial condition, growth plans, capital requirements and other conditions existing when any payment or purchase decision is made; potential catastrophic events related to our operations, and related indemnification and insurance; protection of intellectual property rights; cyber-attacks and data security; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to oil and natural gas exploration, the environment, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; assumptions regarding the generation of future taxable income, and compliance with laws related to and disputes with taxing authorities regarding income taxes; risks of international operations, including risks relating to unsettled political conditions, war, including the ongoing Russia and Ukraine conflict and any expansion of that conflict, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls and sanctions, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; delays or failures by customers to make payments owed to us; infrastructure issues in the oil and natural gas industry; availability and cost of highly skilled labor and raw materials; and agreement with respect to and completion of potential dispositions, acquisitions and integration and success of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2021, Form 10-Q for the quarter ended September 30, 2022, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	December 31		September 30
	2022	2021	2022
Revenue:
Completion and Production	$3,182	$2,356	$3,136
Drilling and Evaluation	2,400	1,921	2,221
Total revenue	$5,582	$4,277	$5,357
Operating income:
Completion and Production	$659	$347	$583
Drilling and Evaluation	387	269	325
Corporate and other	(70)	(66)	(62)
Total operating income	976	550	846
Interest expense, net	(74)	(108)	(93)
Other, net	(60)	(24)	(48)
Income before income taxes	842	418	705
Income tax benefit (provision)	(177)	409	(156)
Net income	$665	$827	$549
Net income attributable to noncontrolling interest	(9)	(3)	(5)
Net income attributable to company	$656	$824	$544

Basic and diluted net income per share	$0.72	$0.92	$0.60
Basic weighted average common shares outstanding	906	896	908
Diluted weighted average common shares outstanding	910	896	910

See Footnote Table 2 for Reconciliation of As Reported Net Income to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Year Ended
	December 31
	2022	2021
Revenue:
Completion and Production	$11,582	$8,410
Drilling and Evaluation	8,715	6,885
Total revenue	$20,297	$15,295
Operating income:
Completion and Production	$2,037	$1,238
Drilling and Evaluation	1,292	801
Corporate and other	(256)	(227)
Impairments and other charges (a)	(366)	(12)
Total operating income	2,707	1,800
Interest expense, net	(375)	(469)
Loss on early extinguishment of debt (b)	(42)	—
Other, net	(180)	(79)
Income before income taxes	2,110	1,252
Income tax benefit (provision) (c)	(515)	216
Net Income	$1,595	$1,468
Net Income attributable to noncontrolling interest	(23)	(11)
Net Income attributable to company	$1,572	$1,457

Basic net income per share	$1.74	$1.63
Diluted net income per share	$1.73	$1.63
Basic weighted average common shares outstanding	904	892
Diluted weighted average common shares outstanding	908	892

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the year ended December 31, 2022 and 2021.
(b)
During the year ended December 31, 2022, Halliburton recognized a $42 million loss on extinguishment of debt related to the early redemption of $600 million aggregate principal amount of senior notes in February 2022.

(c)
The tax benefit (provision) includes the tax effect related to impairments and other charges and the loss on early extinguishment of debt during the year ended December 31, 2022. Based on changing market conditions during 2021, Halliburton recognized a $504 million tax benefit associated with a valuation allowance on its deferred tax assets.

See Footnote Table 1 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.
See Footnote Table 3 for Reconciliation of As Reported Net Income to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	December 31	December 31
	2022	2021
Assets
Current assets:
Cash and equivalents	$2,346	$3,044
Receivables, net	4,627	3,666
Inventories	2,923	2,361
Other current assets	1,056	872
Total current assets	10,952	9,943
Property, plant, and equipment, net	4,348	4,326
Goodwill	2,829	2,843
Deferred income taxes	2,636	2,695
Operating lease right-of-use assets	913	934
Other assets	1,577	1,580
Total assets	$23,255	$22,321

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,121	$2,353
Accrued employee compensation and benefits	634	493
Current portion of operating lease liabilities	224	240
Other current liabilities	1,366	1,220
Total current liabilities	5,345	4,306
Long-term debt	7,928	9,127
Operating lease liabilities	791	845
Employee compensation and benefits	408	492
Other liabilities	806	823
Total liabilities	15,278	15,593
Company shareholders’ equity	7,948	6,713
Noncontrolling interest in consolidated subsidiaries	29	15
Total shareholders’ equity	7,977	6,728
Total liabilities and shareholders’ equity	$23,255	$22,321

HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Year Ended		Three Months Ended
	December 31		December 31
	2022	2021	2022
Cash flows from operating activities:
Net income	$1,595	$1,468	$665
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation, depletion, and amortization	940	904	236
Impairments and other charges	366	12	—
Deferred income tax provision (benefit)	70	(486)	31
Working capital (a)	(941)	285	(34)
Other operating activities	212	(272)	265
Total cash flows provided by operating activities	2,242	1,911	1,163
Cash flows from investing activities:
Capital expenditures	(1,011)	(799)	(350)
Proceeds from sales of property, plant, and equipment	200	257	43
Proceeds from a structured real estate transaction	—	87	—
Other investing activities	(156)	(79)	(82)
Total cash flows used in investing activities	(967)	(534)	(389)
Cash flows from financing activities:
Payments on long-term borrowings	(1,242)	(700)	—
Dividends to shareholders	(435)	(161)	(108)
Stock repurchase program	(250)	—	(250)
Other financing activities	129	23	15
Total cash flows used in financing activities	(1,798)	(838)	(343)
Effect of exchange rate changes on cash	(175)	(58)	(62)
Increase (decrease) in cash and equivalents	(698)	481	369
Cash and equivalents at beginning of period	3,044	2,563	1,977
Cash and equivalents at end of period	$2,346	$3,044	$2,346

(a)	Working capital includes receivables, inventories, and accounts payable.
See Footnote Table 4 for Reconciliation of Cash Flows from Operating Activities to Free Cash Flow.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	December 31		September 30
Revenue	2022	2021	2022
By operating segment:
Completion and Production	$3,182	$2,356	$3,136
Drilling and Evaluation	2,400	1,921	2,221
Total revenue	$5,582	$4,277	$5,357

By geographic region:
North America	$2,611	$1,783	$2,635
Latin America	945	669	841
Europe/Africa/CIS	657	730	639
Middle East/Asia	1,369	1,095	1,242
Total revenue	$5,582	$4,277	$5,357

Operating Income
By operating segment:
Completion and Production	$659	$347	$583
Drilling and Evaluation	387	269	325
Total Operations	1,046	616	908
Corporate and other	(70)	(66)	(62)
Total operating income	$976	$550	$846

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Year Ended
	December 31
Revenue	2022	2021
By operating segment:
Completion and Production	$11,582	$8,410
Drilling and Evaluation	8,715	6,885
Total revenue	$20,297	$15,295

By geographic region:
North America	$9,597	$6,371
Latin America	3,197	2,362
Europe/Africa/CIS	2,691	2,719
Middle East/Asia	4,812	3,843
Total revenue	$20,297	$15,295

Operating Income
By operating segment:
Completion and Production	$2,037	$1,238
Drilling and Evaluation	1,292	801
Total Operations	3,329	2,039
Corporate and other	(256)	(227)
Impairments and other charges	(366)	(12)
Total operating income	$2,707	$1,800

See Footnote Table 1 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Reconciliation of As Reported Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Year Ended
	December 31
	2022	2021
As reported operating income	$2,707	$1,800

Impairments and other charges:
Receivables	202	—
Property, plant, and equipment, net	100	—
Inventory	70	—
Catch-up depreciation	—	36
Severance	—	15
Gain on real estate transaction	—	(74)
Other	(6)	35
Total impairments and other charges (a)	366	12
Adjusted operating income (b) (c)	$3,073	$1,812

(a)
During the year ended December 31, 2022, Halliburton recorded $366 million of impairments and other charges, primarily due to management's decision to market for sale the net assets of Russia operations, which was sold in August of 2022, and impairment of the assets in Ukraine. During the year ended December 31, 2021, Halliburton closed the structured transaction for the North America real estate assets, which resulted in a $74 million gain. Halliburton also discontinued the proposed sale of the Pipeline and Process Services business leading to a depreciation catch-up related to these assets previously classified as held for sale. As a result, among these and other items, a $12 million pre-tax charge was recognized.

(b)
Management believes that operating income adjusted for impairments and other charges for the year ended December 31, 2022 and 2021, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items. Adjusted operating income is calculated as: “As reported operating income” plus "Total impairments and other charges" for the respective periods.

(c)	We calculate operating margin by dividing reported operating income by reported revenue. We calculate adjusted operating margin by dividing adjusted operating income by reported revenue.

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Reconciliation of As Reported Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	December 31		September 30
	2022	2021	2022
As reported net income attributable to company	$656	$824	$544

Tax benefit (a)	—	(504)	—
Total adjustments, net of taxes (b)	—	(504)	—
Adjusted net income attributable to company (b)	$656	$320	$544

Diluted weighted average common shares outstanding	910	896	910
As reported net income per diluted share (c)	$0.72	$0.92	$0.60
Adjusted net income per diluted share (c)	$0.72	$0.36	$0.60

(a)
During the three months ended December 31, 2021, based on improved market conditions, Halliburton recognized a $504 million tax benefit, primarily associated with a partial release of a valuation allowance on its deferred tax assets.

(b)
Management believes net income adjusted for the tax benefit during the three months ended December 31, 2021, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded item to be outside of the company's normal operating results. Management analyzes net income without the impact of this item as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of this item. Adjusted net income attributable to company is calculated as: “As reported net income attributable to company” plus "Total adjustments, net of taxes" for the respective periods.

(c)
As reported net income per diluted share is calculated as: "As reported net income attributable to company" divided by "Diluted weighted average common shares outstanding." Adjusted net income per diluted share is calculated as: "Adjusted net income attributable to company" divided by "Diluted weighted average common shares outstanding."

FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Reconciliation of As Reported Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Year Ended
	December 31
	2022	2021
As reported net income attributable to company	$1,572	$1,457

Adjustments:
Impairments and other charges	366	12
Loss on early extinguishment of debt	42	—
Total adjustments, before taxes	408	12
Tax benefit (a)	(24)	(504)
Total adjustments, net of taxes (b)	384	(492)
Adjusted net income attributable to company (b)	$1,956	$965

Diluted weighted average common shares outstanding	908	892
As reported net income per diluted share (c)	$1.73	$1.63
Adjusted net income per diluted share (c)	$2.15	$1.08

(a)
The tax benefit in the table above includes the tax effect related to impairments and other charges and the loss on early extinguishment of debt during the year ended December 31, 2022. During the year ended December 31, 2021, based on improved market conditions, Halliburton recognized a $504 million tax benefit, primarily associated with a partial release of a valuation allowance on its deferred tax assets.

(b)
Management believes net income adjusted for impairments and other charges and the loss on early extinguishment of debt, along with the tax benefit, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items. Adjusted net income attributable to company is calculated as: “As reported net income attributable to company” plus "Total adjustments, net of taxes" for the respective periods.

(c)
As reported net income per diluted share is calculated as: "As reported net income attributable to company" divided by "Diluted weighted average common shares outstanding." Adjusted net income per diluted share is calculated as: "Adjusted net income attributable to company" divided by "Diluted weighted average common shares outstanding."

FOOTNOTE TABLE 4

HALLIBURTON COMPANY
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow
(Millions of dollars)
(Unaudited)

	Year Ended		Three Months Ended
	December 31		December 31
	2022	2021	2022
Total cash flows provided by operating activities	$2,242	$1,911	$1,163
Capital expenditures	(1,011)	(799)	(350)
Proceeds from sales of property, plant, and equipment	200	257	43
Free cash flow (a)	$1,431	$1,369	$856

(a)
Free Cash Flow is a non-GAAP financial measure which is calculated as “Total cash flows provided by operating activities” less “Capital expenditures” plus “Proceeds from sales of property, plant, and equipment.” Management believes that Free Cash Flow is a key measure to assess liquidity of the business and is consistent with the disclosures of Halliburton's direct, large-cap competitors.

Conference Call Details

Halliburton Company (NYSE: HAL) will host a conference call on Tuesday, January 24, 2023, to discuss its fourth quarter 2022 financial results. The call will begin at 8:00 AM Central Time (9:00 AM Eastern Time).

Please visit the Halliburton website to listen to the call via live webcast. A recorded version will be available under the same link immediately following the conclusion of the conference call. You can also pre-register for the conference call and obtain your dial in number and passcode by clicking here.

###

CONTACTS

For Investors:
David Coleman
Investor Relations
Investors@Halliburton.com
281-871-2688

For News Media:
Emily Mir
External Affairs
PR@Halliburton.com
281-871-2601

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date:	January 24, 2023	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Vice President, Public Law and
Assistant Secretary